Exhibit 99.1

For Immediate Release

Contacts:

Investor Relations: Gregg Kvochak, (310) 556-8550

For Media: Dan Gugler, (310) 226-2645

Korn Ferry International Announces Second Quarter Fiscal 2016 Results of Operations

Highlights

•	Korn Ferry reports record fee revenue of $280.6 million in the second quarter of fiscal 2016, an increase of $24.9 million, or 9.7% ($41.3 million, or 16.2% on a constant currency basis), from Q2 FY’15, with increases across all segments on a constant currency basis:

Futurestep	35.4%
Leadership and Talent Consulting	15.7%
Executive Recruitment	11.1%

•	Adjusted EBITDA margin was 16.4% in Q2 FY’16.

•	Adjusted diluted earnings per share was $0.51 in Q2 FY’16, excluding $12.0 million of integration/acquisition costs, compared to diluted earnings per share of $0.51 in Q2 FY’15. Q2 FY’16 diluted earnings per share was $0.35.

•	The Company declared a quarterly dividend of $0.10 per share on December 8, 2015, payable on January 15, 2016 to stockholders of record on December 21, 2015.

Los Angeles, CA, December 9, 2015 – Korn/Ferry International (NYSE: KFY), the preeminent global people and organizational advisory firm, today announced second quarter fee revenue of $280.6 million and adjusted diluted earnings per share of $0.51, excluding integration/acquisition costs of $12.0 million. On a GAAP basis, diluted earnings per share was $0.35 in the three months ended October 31, 2015.

“In our recently completed second fiscal quarter, I am proud to report that Korn Ferry generated the strongest topline results in the Company’s history, representing a 16% year-over-year increase in fee revenue on a constant currency basis,” said Gary D. Burnison, CEO, Korn Ferry. “Now with the close of our acquisition of Hay Group, we have unified two great organizations to create the preeminent advisor for an organization and its people. As a combined firm, we have an unrivaled ability to address the entire talent continuum, a move that affirms the critical role that people and leadership play in driving organization performance.”

Selected Financial Results

(dollars in millions, except per share amounts)

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$280.6	$255.7	$548.0	$506.9
Total revenue	$291.4	$264.7	$570.7	$525.0
Operating income	$29.0	$34.4	$61.9	$53.0
Operating margin	10.3%	13.5%	11.3%	10.5%
Net income	$18.0	$25.4	$41.1	$39.9
Basic earnings per share	$0.36	$0.52	$0.82	$0.82
Diluted earnings per share	$0.35	$0.51	$0.81	$0.80

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA Results (a):
EBITDA	$34.0	$44.0	$75.0	$72.0
EBITDA margin	12.1%	17.2%	13.7%	14.2%

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted Results (b):
EBITDA (a)	$46.0	$44.0	$87.7	$81.9
EBITDA margin (a)	16.4%	17.2%	16.0%	16.2%
Net income	$25.8	$25.4	$49.3	$46.9
Basic earnings per share	$0.51	$0.52	$0.98	$0.96
Diluted earnings per share	$0.51	$0.51	$0.97	$0.94

(a)	EBITDA refers to earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to exclude restructuring charges and integration/acquisition costs. EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(b)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Integration/acquisition costs	$12.0	$—	$12.7	$—
Restructuring charges, net	$—	$—	$—	$9.9

Fee revenue was $280.6 million in Q2 FY’16, an increase of $24.9 million, or 9.7% ($41.3 million, or 16.2% on a constant currency basis), compared to Q2 FY’15, primarily due to increases of $10.1 million, $7.5 million, and $7.3 million in fee revenue in Futurestep, Executive Recruitment, and Leadership & Talent Consulting, respectively. The overall fee revenue increase was driven by fee revenue growth in certain of our major markets – financial services, life science/healthcare, technology and education/non-profit, partially offset by a decline in industrial and consumer goods.

Compensation and benefit expenses were $188.6 million in Q2 FY’16, an increase of $13.9 million, or 8.0%, compared to the year-ago quarter. The increase was driven, in part, by higher salaries (increase of $9.3 million) due to a 19.9% increase in the average consultant headcount in Q2 FY’16 compared to Q2 FY’15 and $3.3 million in integration costs associated with the Hay Group acquisition.

General and administrative expenses were $44.6 million in Q2 FY’16, an increase of $14.5 million compared to Q2 FY’15. The increase was driven by acquisition costs of $8.6 million that were incurred in Q2 FY’16 related to the Hay Group acquisition and from the fact that in Q2 FY’15, the Company received a $6.2 million insurance reimbursement that reduced legal fees in Q2 FY’15. Neutralizing the effect of these items, general and administrative expenses were essentially flat year-over-year.

Adjusted EBITDA was $46.0 million in Q2 FY’16, an increase of $2.0 million, or 4.5%, compared to Q2 FY’15. Adjusted EBITDA margin was 16.4% in Q2 FY’16 and 17.2% in Q2 FY’15. Adjusted EBITDA margin for Q2 FY’15 was favorably impacted (by approximately 90 basis points) by the insurance reimbursement discussed above, partially offset by higher other professional fees and additional performance-related bonus expense.

On a GAAP basis, operating income was $29.0 million in Q2 FY’16 and $34.4 million in Q2 FY’15, resulting in an operating margin of 10.3% in Q2 FY’16 compared to 13.5% in the year-ago quarter. The decrease in operating income was due to the increases in compensation and benefit expenses and general and administrative expenses as discussed above, offset by an increase in fee revenue.

Balance Sheet and Liquidity

Cash and marketable securities were $417.7 million at October 31, 2015, compared to $525.4 million at April 30, 2015. Cash and marketable securities decreased by $107.7 million from April 30, 2015, primarily due to Q1 FY’16 payments of FY’15 annual bonuses and $10.3 million in dividend payments made to stockholders during the year, partially offset by cash provided by operating activities. Net of amounts held in trust for deferred compensation plans and accrued bonuses, cash and marketable securities were $186.2 million and $235.6 million at October 31, 2015 and April 30, 2015, respectively. As of October 31, 2015 and April 30, 2015, we held $121.6 million and $143.4 million, respectively, of cash and cash equivalents in foreign locations, net of amounts held in trust for deferred compensation plans and bonuses.

The Company declared a quarterly dividend of $0.10 per share on December 8, 2015, payable on January 15, 2016 to stockholders of record on December 21, 2015.

Results by Segment

Selected Executive Recruitment Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$156.5	$149.0	$308.6	$297.4
Total revenue	$161.5	$154.4	$319.5	$308.6
Operating income	$39.2	$29.9	$74.1	$54.1
Operating margin	25.1%	20.1%	24.0%	18.2%

Ending number of consultants	494	440	494	440
Average number of consultants	490	441	473	436
Engagements billed	3,152	3,054	4,845	4,937
New engagements (a)	1,380	1,261	2,752	2,513

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA Results (b):
EBITDA	$40.6	$32.0	$77.5	$58.4
EBITDA margin	26.0%	21.5%	25.1%	19.6%

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted Results (c):
EBITDA (b)	$40.6	$32.0	$77.5	$63.9
EBITDA margin (b)	26.0%	21.5%	25.1%	21.5%

(a)	Represents new engagements opened in the respective period.

(b)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(c)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges, net	$—	$—	$—	$5.5

Executive Recruitment

Fee revenue was $156.5 million in Q2 FY’16, an increase of $7.5 million, or 5.0% ($16.6 million, or 11.1% on a constant currency basis), compared to Q2 FY’15. The overall increase in fee revenue was primarily attributable to a 3.2% increase in the number of engagements billed and a 1.6% increase in the weighted-average fees billed per engagement in Q2 FY’16 compared to Q2 FY’15. On a regional basis, the fee revenue increase was driven by a $10.1 million increase in North America, partially offset by a $2.3 million decrease in South America. On a constant currency basis, all regions, with the exception of South America, experienced year-over-year growth with North America at 13.3%, EMEA at 11.2% and Asia Pacific at 9.9%.

Adjusted EBITDA was $40.6 million and $32.0 million during Q2 FY’16 and Q2 FY’15, respectively. The increase in Adjusted EBITDA was driven by higher fee revenue and decreases in compensation and benefit expenses of $1.2 million and general and administrative expenses of $1.0 million.

Operating income was $39.2 million in Q2 FY’16, an increase of $9.3 million, or 31.1%, compared to Q2 FY’15, resulting in operating margin of 25.1% in Q2 FY’16 compared to 20.1% in Q2 FY’15. Operating income was impacted by all of the above items.

Selected Leadership & Talent Consulting Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$73.6	$66.3	$142.8	$129.9
Total revenue	$76.0	$68.5	$147.4	$133.9
Operating income	$7.8	$7.8	$15.3	$11.2
Operating margin	10.6%	11.7%	10.7%	8.6%

Ending number of consultants (a)	184	131	184	131
Staff utilization (b)	71%	71%	70%	70%

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA Results (c):
EBITDA	$11.3	$10.9	$21.7	$17.8
EBITDA margin	15.4%	16.4%	15.2%	13.7%

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted Results (d):
EBITDA (c)	$14.7	$10.9	$25.4	$20.6
EBITDA margin (c)	19.9%	16.4%	17.8%	15.8%

(a)	Represents number of employees originating consulting services.

(b)	Calculated by dividing the number of hours our full-time LTC professional staff record to engagements during the period, by the total available working hours during the same period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Integration costs	$3.3	$—	$3.6	$—
Restructuring charges, net	$—	$—	$—	$2.8

Leadership & Talent Consulting

Fee revenue was $73.6 million in Q2 FY’16, an increase of $7.3 million, or 11.0% ($10.4 million, or 15.7% on a constant currency basis), from the year-ago quarter. This increase is primarily attributed to higher consulting fee revenue of $7.3 million in Q2 FY’16 compared to Q2 FY’15. The increase in consulting fee revenue includes $6.5 million of fee revenue from Pivot Leadership which was acquired on March 1, 2015.

Adjusted EBITDA was $14.7 million during Q2 FY’16, an increase of $3.8 million (excluding integration costs of $3.3 million), or 34.9%, compared to Q2 FY’15 due to higher fee revenue, partially offset by an increase in compensation and benefit expenses of $3.5 million due to an increase in salaries and related payroll taxes primarily as a result of higher average consultant headcount in Q2 FY’16 compared to the year-ago quarter.

Operating income was $7.8 million in both Q2 FY’16 and Q2 FY’15, resulting in an operating margin of 10.6% in the current quarter compared to 11.7% in the year-ago quarter. Operating income was impacted by all of the above items as well as integration costs of $3.3 million incurred in Q2 FY’16.

Selected Futurestep Data

(dollars in millions)

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Fee revenue	$50.5	$40.4	$96.6	$79.6
Total revenue	$53.9	$41.8	$103.8	$82.5
Operating income	$6.9	$5.1	$13.1	$8.6
Operating margin	13.6%	12.8%	13.5%	10.8%

Engagements billed (a)	893	711	1,363	1,104
New engagements (b)	462	411	933	777

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
EBITDA Results (c):
EBITDA	$7.5	$5.6	$14.3	$9.5
EBITDA margin	14.8%	14.0%	14.8%	12.0%

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Adjusted Results (d):
EBITDA (c)	$7.5	$5.6	$14.3	$10.9
EBITDA margin (c)	14.8%	14.0%	14.8%	13.8%

(a)	Represents search engagements billed.

(b)	Represents new search engagements opened in the respective period.

(c)	EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures (see attached reconciliations).

(d)	Adjusted results are non-GAAP financial measures that exclude the following (see attached reconciliations):

	Second Quarter		Year to Date
	FY’16	FY’15	FY’16	FY’15
Restructuring charges, net	$—	$—	$—	$1.4

Futurestep

Fee revenue was $50.5 million in Q2 FY’16, an increase of $10.1 million, or 25.0% ($14.3 million, or 35.4% on a constant currency basis), compared to the year-ago quarter. The higher fee revenue was driven by an increase in professional search of $5.6 million due to a 25.6% increase in engagements billed in Q2 FY’16 compared to Q2 FY’15 and a 5.4% increase in the weighted average fees billed per engagements. The rest of the increase was due to $4.5 million in higher fee revenue in recruitment process outsourcing in Q2 FY’16 compared to Q2 FY’15.

Adjusted EBITDA was $7.5 million during Q2 FY’16, an increase of $1.9 million, or 33.9%, compared to Q2 FY’15, due primarily to the increase in fee revenue, partially offset by higher compensation and benefit expenses of $7.0 million and an increase in general and administrative expenses of $1.0 million. The increase in compensation and benefit expenses was the result of a 33.5% increase in average headcount and an increase in the use of outside contractors, both related to the higher levels of fee revenue.

Operating income was $6.9 million in Q2 FY’16, an increase of $1.8 million, compared to Q2 FY’15, resulting in an operating margin of 13.6% in the current quarter compared to 12.8% in the year-ago quarter. Operating income was impacted by the items discussed above.

Outlook

Assuming worldwide economic conditions, financial markets and foreign exchange rates remain steady, and excluding the impact of the Hay Group acquisition on Korn Ferry consolidated results:

•	Q3 FY’16 stand-alone fee revenue is expected to range from $268 million to $278 million; and

•	Q3 FY’16 stand-alone adjusted diluted earnings per share is likely to range from $0.50 to $0.56.

With respect to the legacy Hay Group, for the months of December and January, which are generally seasonal low points, we expect operating results to be as follows:

•	Adjusted fee revenue between $75 million and $81 million ($68 million to $74 million including deferred revenue purchase accounting adjustments); and

•	Adjusted EBITDA between $6 million and $8 million (negative EBITDA between $38 million to $49 million including deferred revenue purchase accounting adjustments, integration/acquisition costs, restructuring charges and retention bonuses).(1)

On a combined adjusted basis:

•	Q3 FY’16 adjusted combined fee revenue is expected to be in the range of $343 million and $359 million; and

•	Q3 FY’16 adjusted combined diluted earnings per share is likely to range from $0.48 to $0.56.

On a combined basis, measured by U.S. GAAP:

•	Q3 FY’16 combined fee revenue is expected to be in the range of $336 million and $352 million; and

•	Q3 FY’16 combined diluted loss per share is likely to range between ($0.16) to breakeven.

	Q3 FY’16 Fee Revenue Outlook(2)			Q3 FY’16 Earnings Per Share Outlook(3)
	Low	High		Low	High
	(in millions)
Korn Ferry stand-alone fee revenue	$268	$278	Korn Ferry stand-alone adjusted diluted earnings per share	$0.50	$0.56
Hay Group adjusted fee revenue	75	81	Hay Group earnings per share contribution	0.04	0.06

Adjusted combined fee revenue	343	359	Increase in intangible asset amortization	(0.02)	(0.02)
Hay Group deferred revenue write-off	(7)	(7)	Increase in common stock share count	(0.04)	(0.04)

Combined US GAAP fee revenue	$336	$352	Adjusted combined diluted earnings per share	0.48	0.56

			Hay Group deferred revenue write-off	(0.08)	(0.08)
			Integration/acquisition costs	(0.22)	(0.18)
			Restructuring charges	(0.26)	(0.22)
			Retention bonuses	(0.03)	(0.03)
			Impact from change in tax rate	(0.05)	(0.05)

			Combined US GAAP diluted earnings (loss) per share	$(0.16)	$0.00

(1)

	Q3 FY’16 Hay Group Adjusted EBITDA and EBITDA
	Low	High
	(in millions)
Hay Group Adjusted EBITDA	$8	$6
Hay Group deferred revenue write-off	(7)	(7)
Integration/acquisition costs	(17)	(21)
Restructuring costs	(20)	(25)
Retention bonuses	(2)	(2)

Hay Group EBITDA	$(38)	$(49)

(2)	Korn Ferry stand-alone fee revenue is a non-GAAP financial measure that excludes Hay Group fee revenue and the deferred revenue write-off relating to Hay Group. Hay Group adjusted fee revenue and adjusted combined fee revenue are non-GAAP financial measures that exclude the deferred revenue write-off relating to Hay Group.

(3)	Korn Ferry stand-alone adjusted diluted earnings per share is a non-GAAP financial measure that excludes the items listed below in the table above. Adjusted combined diluted earnings per share is a non-GAAP financial measure that excludes the items listed below in the table above.

As previously disclosed, the integration of Hay Group will involve workforce alignment, consolidation of office space and the elimination of redundant general and administrative expenses. In order to achieve these cost synergies, we expect to incur restructuring charges in Q3 FY’16 of approximately $20 million to $25 million and expect savings of $25 million to $30 million on a run-rate basis. We believe that at the conclusion of this restructuring plan early in our next fiscal year, the combined Hay Group and legacy LTC Adjusted EBITDA margins will range between 14% to 18%.

Earnings Conference Call Webcast

The earnings conference call will be held today at 7:30 AM (EST) and hosted by CEO Gary Burnison, CFO Robert Rozek and SVP Finance Gregg Kvochak. The conference call will be webcast and available online at www.kornferry.com, accessible through the Investor Relations section. We will also post to this section of our website earnings slides, which will accompany our webcast, and other important information, and encourage you to review the information that we make available on our website.

About Korn Ferry

Korn Ferry is the preeminent global people and organizational advisory firm. We help leaders, organizations and societies succeed by releasing the full power and potential of people. Our nearly 7,000 colleagues deliver services through Korn Ferry and our Hay Group and Futurestep divisions. Visit www.kornferry.com for more information.

Forward-Looking Statements

Statements in this press release and our conference call that relate to future results and events (“forward-looking statements”) are based on Korn Ferry’s current expectations. These statements, which include words such as “believes”, “expects” or “likely”, include references to our outlook and the acquisition of Hay Group. Readers are cautioned not to place undue reliance on such statements. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties that are beyond the control of Korn Ferry. The potential risks and uncertainties include those relating to competition, the dependence on attracting and retaining qualified and experienced consultants, our ability to successfully integrate acquired businesses including Hay Group, our ability to recognize the anticipated benefits of the acquisition of Hay Group which may be affected by, among other things, competition, our ability to grow and manage growth profitability, maintain relationships with customers and suppliers and retain key employees, costs related to the acquisition of Hay Group, maintaining our brand name and professional reputation, potential legal liability, the portability of client relationships, global and local political or economic developments in or affecting countries where we have operations, currency fluctuations in our international operations, risks related to growth, alignment of our cost structure with our growth, restrictions imposed by off-limits agreements, reliance on information processing systems, cyber security vulnerabilities, limited protection of our intellectual property, our ability to enhance and develop new technology, our ability to develop new products and services, consolidation of industries we serve, our ability to successfully recover from a disaster or other business continuity problems, changes in our accounting estimates/assumptions, impairment of goodwill and other intangible assets, deferred tax assets, seasonality, our ability to successfully rationalize our cost structure and employment liability risk. For a detailed description of risks and uncertainties that could cause differences, please refer to Korn Ferry’s periodic filings with the Securities and Exchange Commission. Korn Ferry disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

This press release contains financial information calculated other than in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). In particular, it includes:

•	adjusted net income, adjusted to exclude restructuring charges and integration/acquisition costs, net of income tax effect;

•	adjusted basic and diluted earnings per share, adjusted to exclude restructuring charges and integration/acquisition costs, net of income tax effect;

•	constant currency amounts that represent the outcome that would have resulted had exchange rates in the reported period been the same as those in effect in the comparable prior year period;

•	EBITDA, or earnings before interest, taxes, depreciation and amortization and EBITDA margin;

•	adjusted EBITDA, which is EBITDA further adjusted to exclude restructuring charges and integration/acquisition costs, and adjusted EBITDA margin;

•	Hay Group EBITDA, which is EBITDA (as described above) for Hay Group, and Hay Group adjusted EBITDA, which is adjusted EBITDA (as described above) for Hay Group, further adjusted to exclude the deferred revenue write-off relating to Hay Group;

•	Korn Ferry stand-alone fee revenue, which excludes Hay Group fee revenue and the deferred revenue write-off relating to Hay Group, and Hay Group adjusted fee revenue and adjusted combined fee revenue, which exclude the deferred revenue write-off relating to Hay Group;

•	Korn Ferry stand-alone adjusted diluted earnings per share, which excludes Hay Group contribution to earnings per share, increase in amortization expense relating to the additional intangible assets acquired on the acquisition date, increase in common stock issued as part of the acquisition purchase price, incremental charges relating to Hay Group purchase accounting (deferred revenue write-off), and incremental charges associated with the acquisition (the “incremental acquisition charges”), including integration/acquisition costs, restructuring charges, retention bonuses and impact from the change in tax rate; and

•	adjusted combined diluted earnings per share, adjusted to exclude the incremental acquisition charges.

This non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Management believes the presentation of non-GAAP financial measures in this press release provides meaningful supplemental information regarding Korn Ferry’s performance by excluding certain charges and other items that may not be indicative of Korn Ferry’s ongoing operating results. The use of these non-GAAP financial measures facilitate comparisons to Korn Ferry’s historical performance. Korn Ferry includes these non-GAAP financial measures because management believes they are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of constant currency amounts, management believes the presentation of such information provides meaningful supplemental information regarding Korn Ferry’s performance as excluding the impact of exchange rate changes on Korn Ferry’s financial performance allows investors to make more meaningful period-to-period comparisons of the Company’s operating results, to better identify operating trends that may otherwise be masked or distorted by exchange rate changes and to perform related trend analysis, and provides a higher degree of transparency of information used by management in its evaluation of Korn Ferry’s ongoing operations and financial and operational decision-making. In the case of adjusted stand-alone results, management believes the presentation of such information provides investors with the ability to make period-to-period comparisons of Korn Ferry’s operating results, net of the acquisition of Hay Group. Management believes the presentation of adjusted consolidated combined diluted earnings per share provides investors with greater visibility into the impact of the Hay Group acquisition without regard to incremental charges and transaction costs.

[Tables attached]

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months Ended October 31,		Six Months Ended October 31,
	2015	2014	2015	2014
	(unaudited)
Fee revenue	$280,600	$255,702	$547,994	$506,890
Reimbursed out-of-pocket engagement expenses	10,739	9,015	22,680	18,152

Total revenue	291,339	264,717	570,674	525,042

Compensation and benefits	188,608	174,656	368,064	343,762
General and administrative expenses	44,563	30,145	82,054	67,513
Reimbursed expenses	10,739	9,015	22,680	18,152
Cost of services	11,236	9,706	21,356	19,171
Depreciation and amortization	7,180	6,779	14,603	13,549
Restructuring charges, net	—	—	—	9,886

Total operating expenses	262,326	230,301	508,757	472,033

Operating income	29,013	34,416	61,917	53,009
Other (loss) income, net	(2,646)	2,362	(2,720)	4,539
Interest expense, net	(544)	(920)	(843)	(1,714)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	25,823	35,858	58,354	55,834
Equity in earnings of unconsolidated subsidiaries	540	452	1,265	918
Income tax provision	8,392	10,907	18,566	16,816

Net income	$17,971	$25,403	$41,053	$39,936

Earnings per common share:
Basic	$0.36	$0.52	$0.82	$0.82

Diluted	$0.35	$0.51	$0.81	$0.80

Weighted-average common shares outstanding:
Basic	49,981	49,082	49,737	48,893

Diluted	50,362	49,740	50,233	49,720

Cash dividends declared per share:	$0.10	$—	$0.20	$—

KORN FERRY AND SUBSIDIARIES

FINANCIAL SUMMARY BY SEGMENT

(in thousands)

(unaudited)

	Three Months Ended October 31,				Six Months Ended October 31,
	2015		2014	% Change	2015		2014	% Change
Fee Revenue:
Executive recruitment:
North America	$92,788		$82,729	12%	$183,147		$165,029	11%
EMEA	36,570		36,675	(0%)	72,660		76,972	(6%)
Asia Pacific	20,998		21,157	(1%)	40,213		40,691	(1%)
South America	6,116		8,369	(27%)	12,542		14,653	(14%)

Total executive recruitment	156,472		148,930	5%	308,562		297,345	4%
Leadership & Talent Consulting	73,602		66,408	11%	142,842		129,956	10%
Futurestep	50,526		40,364	25%	96,590		79,589	21%

Total fee revenue	280,600		255,702	10%	547,994		506,890	8%
Reimbursed out-of-pocket engagement expenses	10,739		9,015	19%	22,680		18,152	25%

Total revenue	$291,339		$264,717	10%	$570,674		$525,042	9%

		Margin		Margin		Margin		Margin
Operating Income:
Executive recruitment:
North America	$27,422	29.6%	$19,117	23.1%	$51,567	28.2%	$38,115	23.1%
EMEA	6,929	18.9%	5,621	15.3%	13,205	18.2%	8,264	10.7%
Asia Pacific	3,907	18.6%	3,424	16.2%	6,893	17.1%	5,946	14.6%
South America	970	15.9%	1,699	20.3%	2,478	19.8%	1,772	12.1%

Total executive recruitment	39,228	25.1%	29,861	20.1%	74,143	24.0%	54,097	18.2%
Leadership & Talent Consulting	7,778	10.6%	7,762	11.7%	15,273	10.7%	11,222	8.6%
Futurestep	6,896	13.6%	5,150	12.8%	13,085	13.5%	8,607	10.8%
Corporate	(24,889)		(8,357)		(40,584)		(20,917)

Total operating income	$29,013	10.3%	$34,416	13.5%	$61,917	11.3%	$53,009	10.5%

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

	October 31, 2015	April 30, 2015
	(unaudited)
ASSETS
Cash and cash equivalents	$270,743	$380,838
Marketable securities	12,109	25,757
Receivables due from clients, net of allowance for doubtful accounts of $11,291 and $9,958 respectively	230,442	188,543
Income taxes and other receivables	20,956	10,966
Deferred income taxes	1,497	3,827
Prepaid expenses and other assets	38,504	31,054

Total current assets	574,251	640,985

Marketable securities, non-current	134,799	118,819
Property and equipment, net	61,665	62,088
Cash surrender value of company owned life insurance policies, net of loans	105,472	102,691
Deferred income taxes	51,528	56,014
Goodwill	250,981	254,440
Intangible assets, net	43,547	47,901
Investments and other assets	49,945	34,863

Total assets	$1,272,188	$1,317,801

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$17,235	$19,238
Income taxes payable	5,082	3,813
Compensation and benefits payable	142,531	219,364
Other accrued liabilities	69,692	63,595

Total current liabilities	234,540	306,010

Deferred compensation and other retirement plans	174,345	173,432
Other liabilities	23,851	23,110

Total liabilities	432,736	502,552

Stockholders’ equity
Common stock: $0.01 par value, 150,000 shares authorized, 63,586 and 62,863 shares issued and 51,287 and 50,573 shares outstanding, respectively	473,370	463,839
Retained earnings	422,797	392,033
Accumulated other comprehensive loss, net	(56,715)	(40,623)

Total stockholders’ equity	839,452	815,249

Total liabilities and stockholders’ equity	$1,272,188	$1,317,801

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended October 31, 2015			Three Months Ended October 31, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$280,600		$280,600	$255,702		$255,702
Reimbursed out-of-pocket engagement expenses	10,739		10,739	9,015		9,015

Total revenue	291,339		291,339	264,717		264,717

Compensation and benefits	188,608	(3,310)	185,298	174,656		174,656
General and administrative expenses	44,563	(8,684)	35,879	30,145		30,145
Reimbursed expenses	10,739		10,739	9,015		9,015
Cost of services	11,236		11,236	9,706		9,706
Depreciation and amortization	7,180		7,180	6,779		6,779
Restructuring charges, net	—	—	—	—	—	—

Total operating expenses	262,326	(11,994)	250,332	230,301	—	230,301

Operating income	29,013	11,994	41,007	34,416	—	34,416
Other (loss) income, net	(2,646)		(2,646)	2,362		2,362
Interest expense, net	(544)		(544)	(920)		(920)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	25,823	11,994	37,817	35,858	—	35,858
Equity in earnings of unconsolidated subsidiaries	540		540	452		452
Income tax provision (1) (2)	8,392	4,168	12,560	10,907		10,907

Net income	$17,971	$7,826	$25,797	$25,403	$—	$25,403

Earnings per common share:
Basic	$0.36		$0.51	$0.52		$0.52

Diluted	$0.35		$0.51	$0.51		$0.51

Weighted-average common shares outstanding:
Basic	49,981		49,981	49,082		49,082

Diluted	50,362		50,362	49,740		49,740

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 33% for the as adjusted amounts for the three months ended October 31, 2015.
(2)	The three months ended October 31, 2015 includes the tax effect on integration/acquisition costs.

KORN FERRY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

RECONCILIATION OF AS REPORTED (GAAP) TO AS ADJUSTED (NON-GAAP)

(in thousands, except per share amounts)

(unaudited)

	Six Months Ended			Six Months Ended
	October 31, 2015			October 31, 2014
	As Reported	Adjustments	As Adjusted	As Reported	Adjustments	As Adjusted
Fee revenue	$547,994		$547,994	$506,890		$506,890
Reimbursed out-of-pocket engagement expenses	22,680		22,680	18,152		18,152

Total revenue	570,674		570,674	525,042		525,042

Compensation and benefits	368,064	(3,639)	364,425	343,762		343,762
General and administrative expenses	82,054	(9,029)	73,025	67,513		67,513
Reimbursed expenses	22,680		22,680	18,152		18,152
Cost of services	21,356		21,356	19,171		19,171
Depreciation and amortization	14,603		14,603	13,549		13,549
Restructuring charges, net	—	—	—	9,886	(9,886)	—

Total operating expenses	508,757	(12,668)	496,089	472,033	(9,886)	462,147

Operating income	61,917	12,668	74,585	53,009	9,886	62,895
Other (loss) income, net	(2,720)		(2,720)	4,539		4,539
Interest expense, net	(843)		(843)	(1,714)		(1,714)

Income before provision for income taxes and equity in earnings of unconsolidated subsidiaries	58,354	12,668	71,022	55,834	9,886	65,720
Equity in earnings of unconsolidated subsidiaries	1,265		1,265	918		918
Income tax provision (1) (2)	18,566	4,383	22,949	16,816	2,942	19,758

Net income	$41,053	$8,285	$49,338	$39,936	$6,944	$46,880

Earnings per common share:
Basic	$0.82		$0.98	$0.82		$0.96

Diluted	$0.81		$0.97	$0.80		$0.94

Weighted-average common shares outstanding:
Basic	49,737		49,737	48,893		48,893

Diluted	50,233		50,233	49,720		49,720

Explanation of Non-GAAP Adjustments

(1)	The adjustments result in an effective tax rate of 32% and 30% for the as adjusted amounts for the six months ended October 31, 2015 and 2014, respectively.
(2)	The six months ended October 31, 2015 includes the tax effect on integration/acquisition costs, while the six month ended October 31, 2014 includes the tax effect on restructuring charges.

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Three Months Ended October 31, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$92,788	$36,570	$20,998	$6,116	$156,472	$73,602	$50,526	$—	$280,600

Net income									$17,971
Other loss, net									2,646
Interest expense, net									544
Equity in earnings of unconsolidated subsidiaries, net									(540)
Income tax provision									8,392

Operating income (loss)	$27,422	$6,929	$3,907	$970	$39,228	$7,778	$6,896	$(24,889)	29,013
Depreciation and amortization	832	232	223	73	1,360	3,588	578	1,654	7,180
Other (loss) income, net	(127)	7	(6)	33	(93)	(17)	8	(2,544)	(2,646)
Equity in earnings of unconsolidated subsidiaries, net	140	—	—	—	140	—	—	400	540

EBITDA	28,267	7,168	4,124	1,076	40,635	11,349	7,482	(25,379)	34,087

EBITDA margin	30.5%	19.6%	19.6%	17.6%	26.0%	15.4%	14.8%		12.1%
Integration/acquisition costs	—	—	—	—	—	3,310	—	8,684	11,994

Adjusted EBITDA	$28,267	$7,168	$4,124	$1,076	$40,635	$14,659	$7,482	$(16,695)	$46,081

Adjusted EBITDA margin	30.5%	19.6%	19.6%	17.6%	26.0%	19.9%	14.8%		16.4%

	Three Months Ended October 31, 2014
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$82,729	$36,675	$21,157	$8,369	$148,930	$66,408	$40,364	$—	$255,702

Net income									$25,403
Other income, net									(2,362)
Interest expense, net									920
Equity in earnings of unconsolidated subsidiaries, net									(452)
Income tax provision									10,907

Operating income (loss)	$19,117	$5,621	$3,424	$1,699	$29,861	$7,762	$5,150	$(8,357)	34,416
Depreciation and amortization	891	446	261	85	1,683	3,279	459	1,358	6,779
Other income (loss), net	194	(1)	149	13	355	(172)	25	2,154	2,362
Equity in earnings of unconsolidated subsidiaries, net	110	—	—	—	110	—	—	342	452

EBITDA	20,312	6,066	3,834	1,797	32,009	10,869	5,634	(4,503)	44,009

EBITDA margin	24.6%	16.5%	18.1%	21.5%	21.5%	16.4%	14.0%		17.2%

Adjusted EBITDA	$20,312	$6,066	$3,834	$1,797	$32,009	$10,869	$5,634	$(4,503)	$44,009

Adjusted EBITDA margin	24.6%	16.5%	18.1%	21.5%	21.5%	16.4%	14.0%		17.2%

KORN FERRY AND SUBSIDIARIES

RECONCILIATION OF NET INCOME AND OPERATING INCOME (GAAP) TO

EBITDA AND ADJUSTED EBITDA (NON-GAAP)

(in thousands)

(unaudited)

	Six Months Ended October 31, 2015
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$183,147	$72,660	$40,213	$12,542	$308,562	$142,842	$96,590	$—	$547,994

Net income									$41,053
Other loss, net									2,720
Interest expense, net									843
Equity in earnings of unconsolidated subsidiaries, net									(1,265)
Income tax provision									18,566

Operating income (loss)	$51,567	$13,205	$6,893	$2,478	$74,143	$15,273	$13,085	$(40,584)	61,917
Depreciation and amortization	1,659	597	469	151	2,876	7,336	1,163	3,228	14,603
Other (loss) income, net	(95)	150	12	272	339	(880)	8	(2,187)	(2,720)
Equity in earnings of unconsolidated subsidiaries, net	226	—	—	—	226	—	—	1,039	1,265

EBITDA	53,357	13,952	7,374	2,901	77,584	21,729	14,256	(38,504)	75,065

EBITDA margin	29.1%	19.2%	18.3%	23.1%	25.1%	15.2%	14.8%		13.7%
Integration/acquisition costs	—	—	—	—	—	3,639	—	9,029	12,668

Adjusted EBITDA	$53,357	$13,952	$7,374	$2,901	$77,584	$25,368	$14,256	$(29,475)	$87,733

Adjusted EBITDA margin	29.1%	19.2%	18.3%	23.1%	25.1%	17.8%	14.8%		16.0%

	Six Months Ended October 31, 2014
	Executive Recruitment
	North America	EMEA	Asia Pacific	South America	Subtotal	Leadership & Talent Consulting	Futurestep	Corporate	Consolidated
Fee revenue	$165,029	$76,972	$40,691	$14,653	$297,345	$129,956	$79,589	$—	$506,890

Net income									$39,936
Other income, net									(4,539)
Interest expense, net									1,714
Equity in earnings of unconsolidated subsidiaries, net									(918)
Income tax provision									16,816

Operating income (loss)	$38,115	$8,264	$5,946	$1,772	$54,097	$11,222	$8,607	$(20,917)	53,009
Depreciation and amortization	1,795	935	555	170	3,455	6,531	905	2,658	13,549
Other income, net	323	45	258	46	672	45	23	3,799	4,539
Equity in earnings of unconsolidated subsidiaries, net	178	—	—	—	178	—	—	740	918

EBITDA	40,411	9,244	6,759	1,988	58,402	17,798	9,535	(13,720)	72,015

EBITDA margin	24.5%	12.0%	16.6%	13.6%	19.6%	13.7%	12.0%		14.2%
Restructuring charges, net	1,151	3,987	17	377	5,532	2,758	1,424	172	9,886

Adjusted EBITDA	$41,562	$13,231	$6,776	$2,365	$63,934	$20,556	$10,959	$(13,548)	$81,901

Adjusted EBITDA margin	25.2%	17.2%	16.7%	16.1%	21.5%	15.8%	13.8%		16.2%